Exhibit 5.7

                           FUTRO & TRAUERNICHT LLC
                       Attorneys and Counselors at Law
                                  MCI TOWER
                     707 SEVENTEENTH STREET - 29TH FLOOR
                            DENVER, COLORADO  80202
TELEPHONE  (303) 295-3360      futrofirm@aol.com       FACSIMILE  (303) 295-1563



                                  June 25, 1998

U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549

         Re:      TeleServices International Group Inc.
                  Form S-8 Registration Statement
                  OPINION OF COUNSEL NO. 98-176.1

Ladies and Gentlemen:

                               OPINION OF COUNSEL

         We have acted as counsel to TeleServices International Group Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8, which pursuant to General Instruction C of Form S-8, contains a prospectus prepared in accordance with the requirements of Part I of Form S-3 relating to the possible reoffering of the shares registered thereunder by affiliates or control persons of the Company (collectively, the "Registration Statement"). The Registration Statement covers the registration under the Securities Act of 1933, as amended, of 8,000,000 shares of the Company's common stock, $.0001 par value per share (the "Shares"), pursuant to the Company's employee and consultant benefit plan entitled the "TeleServices Stock Option Plan," restated and adopted by the Board of Directors of the Company on April 20, 1998 (the "Plan"). As such, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, as amended, and minutes of meetings of its Board of Directors.

         Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Plan and Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares according the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

                                                     Futro & Trauernicht LLC
                                                 Attorneys and Counselors at Law

U.S. Securities and Exchange Commission
June 25, 1998
Page 2


         This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.


                                     CONSENT


         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is made a part of the Registration Statement.


                                   Sincerely,

                                   FUTRO & TRAUERNICHT LLC

                                   /s/ Peter G. Futro

                                   Peter G. Futro